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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF RAMSAY YOUTH SERVICES, INC.



Bethany Psychiatric Hospital, Inc., an Oklahoma corporation
Bountiful Psychiatric Hospital, Inc., a Utah corporation
East Carolina Psychiatric Services Corporation, a North Carolina corporation Great Plains Hospital, Inc., a Missouri corporation
Gulf Coast Treatment Center, Inc., a Florida corporation (the Company owns
         96% of the capital stock of this corporation)
Havenwyck Hospital, Inc., a Michigan corporation
H.C. Corporation, an Alabama corporation
H.C. Partnership, an Alabama general partnership (HSA Hill Crest Corporation and H.C. Corporation each own a 50% partnership interest)
HSA Hill Crest Corporation, an Alabama corporation
HSA of Oklahoma, Inc., an Oklahoma corporation
Michigan Psychiatric Services, Inc., a Michigan corporation
Ramsay Educational Services, Inc., a Delaware corporation
Ramsay Hospital Corporation of Louisiana, Inc., a Louisiana corporation
Ramsay Louisiana, Inc., a Delaware corporation
Ramsay Managed Care, Inc., a Delaware corporation
Ramsay Youth Services of Alabama, Inc., a Delaware corporation
Ramsay Youth Services of Florida, Inc., a Delaware corporation
Ramsay Youth Services of South Carolina, Inc., a Delaware corporation
Ramsay Youth Services Puerto Rico, Inc., a Puerto Rico corporation
RHCI San Antonio, Inc., a Delaware corporation
Transitional Care Ventures, Inc., a Delaware corporation (the Company owns 60%
         of the capital stock of this corporation)
Transitional Care Ventures (Texas), Inc., a Delaware corporation